Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-143094) of Cavium Networks, Inc. of our report, dated March 10, 2008, relating to the financial statements and financial statement schedule which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 10, 2008